Exhibit N.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in Pre – Effective Amendment 1 to Registration Statement No. 333-136714 on Form N-2 of Kohlberg Capital, LLC.

/s/ Deloitte & Touche LLP

New York, New York

October 5, 2006